CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in this Registration Statement on Form S-3 of our report dated January 20, 2000, except for Notes A and I which are dated August 10, 2000, relating to the financial statements of Dispute Resolution Management, Inc. and Subsidiary, and to the reference to out firm under the caption "Experts" in the Prospectus.





                                            /s/ Foote, Passey, Griffin & Co., LC


Salt Lake City, Utah
September 12, 2000